Exhibit (h)(3)

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the ___ day of_________ , 2014, by and between ETF SERIES TRUST (formerly, Sage Quant ETF Trust) (the “Trust”) and each series of the Trust listed on Exhibit A attached to the Agreement (as defined below) (each a “Fund” and collectively, the “Funds”) and THE BANK OF NEW YORK MELLON (“BNY Mellon” or “BNYM”). This Amendment is effective as of __________ , 2014 (the “Effective Date”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Fund Administration and Accounting Agreement dated as of September 2, 2013, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust on behalf of its Funds.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	All references to “Sage Quant ETF Trust” in the Agreement are hereby deleted and replaced with “ETF Series Trust”.
2.	Section 4 of the Agreement is hereby amended by adding the following sentence to the end of sub-section (l):

“The scope of services provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to a Fund, unless the Fund and BNYM expressly agree in writing to any such increase in the scope of services.”

3.	Section 6 of the Agreement is hereby amended by adding the following:

“(d) If Schedule I contains a requirement for BNYM to provide the Trust with compliance support services related to Rule 38a-1 promulgated under the 1940 Act and/or Regulatory Administration services, such services shall be provided pursuant to the terms of this Section 6 (such services, collectively hereinafter referred to as the “Regulatory Support Services”).

(e)                Notwithstanding anything in this Agreement to the contrary, the Regulatory Support Services provided by BNYM under this Agreement are administrative in nature and do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust, a Fund or any other person.

(f)                All work product produced by BNYM in connection with its provision of Regulatory Support Services under this Agreement is subject to review and approval by the Fund and by the Fund’s legal counsel. The Regulatory Support Services performed by BNYM under this Agreement will be at the request and direction of the Fund and/or its chief compliance officer (the “Fund’s CCO”), as applicable. BNYM disclaims liability to the Fund, and the Fund is solely responsible, for the selection, qualifications and performance of the Fund’s CCO and the adequacy and effectiveness of the Fund’s compliance program.”

4.	Section 9 of the Agreement is hereby amended by adding the following paragraph:

“The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) each Fund consents to the disclosure of and authorizes BNYM to disclose information regarding the Fund (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) BNYM may store the names and business contact information of each Fund’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular Fund. Each Fund confirms that it is authorized to consent to the foregoing and that the disclosure and storage of information in connection with the Centralized Functions does not violate any relevant data protection legislation.”

5.	Section 19 of the Agreement is hereby deleted and replaced in its entirety with the following:

“19. Notices. All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

If to the Trust, at:

ETF Series Trust

c/o: Recon Capital Advisors, LLC
145 Mason Street, 2nd Floor
Greenwich, Connecticut 06830
Attention:

If to BNYM, at:

The Bank of New York Mellon

One Wall Street

New York, New York 10286

Attention: Legal Department – Asset Servicing

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

6.	Schedule I and Schedule II of the Agreement are hereby deleted and replaced in their entirety with Schedule I attached hereto. All references in the Agreement to “Schedule I or Schedule II” and “Schedule I and Schedule II” are hereby deleted and replaced with “Schedule I”.
7.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.
8.	Miscellaneous.
(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.
(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.
(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ETF SERIES TRUST
On behalf of each Fund identified on Exhibit A attached to the Agreement

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

EXHIBIT A

(Amended and Restated as of _____________, 2014)

Recon Capital NASDAQ 100 covered Call ETF
Recon Capital FTSE 100 ETF

Recon Capital DAX Germany ETF

SCHEDULE I

Schedule of Services

All services provided in this Schedule of Services are subject to the review and approval of the appropriate Fund officers, Fund counsel and accountants of the Fund, as may be applicable. The services included on this Schedule of Services may be provided by BNY Mellon or an affiliate of BNY Mellon (a “BNY Mellon Affiliate”), collectively referred to herein as “BNY Mellon”.

VALUATION AND COMPUTATION ACCOUNTING SERVICES

BNY Mellon shall provide the following valuation and computation accounting services for the Fund:

•	Journalize investment, capital share and income and expense activities;
•	Maintain individual ledgers for investment securities;
•	Maintain historical tax lots for each security;
•	Reconcile cash and investment balances of the Fund with the Fund’s custodian and provide the Fund’s investment adviser, as applicable, with the beginning cash balance available for investment purposes upon request;
•	Calculate various contractual expenses;
•	Calculate capital gains and losses;
•	Calculate daily distribution rate per share;
•	Determine net income;
•	Obtain security market quotes and currency exchange rates from pricing services approved by the Fund’s investment adviser, or if such quotes are unavailable, then obtain such prices from the Fund’s investment adviser, and in either case, calculate the market value of the Fund’s investments in accordance with the Fund's valuation policies or guidelines; provided, however, that BNY Mellon shall not under any circumstances be under a duty to independently price or value any of the Fund's investments itself or to confirm or validate any information or valuation provided by the investment adviser or any other pricing source, nor shall BNY Mellon have any liability relating to inaccuracies or otherwise with respect to such information or valuations;
•	Compute net asset value;
•	Such net asset value reports and statements shall be provided to the Fund at 8:00 p.m. New York time and to Authorized Participants at 9:00 p.m. New York time, in each case by such means as BNY Mellon and the Fund may agree upon from time to time.
•	Transmit or make available a copy of the daily portfolio valuation to the Fund’s investment adviser;
•	Publish basket to NSCC on for each day on which trading occurs on the NYSE;
•	Compute yields and portfolio average dollar-weighted maturity as applicable; and
•	Calculate and maintain standard SEC yield and total return information

FINANCIAL REPORTING

BNY Mellon shall provide the following financial reporting services for the Fund:

!         Financial Statement Preparation & Review

•	Prepare the Fund’s annual and semi-annual shareholder reports[1] for shareholder delivery and for inclusion in Form N-CSR;
•	Prepare the Fund’s quarterly schedule of portfolio holdings[1] for inclusion in Form N-Q;
•	Prepare, circulate and maintain the Fund’s financial reporting production calendar;
•	Prepare and file (or coordinate the filing of) the Fund’s Form N-SAR; and
•	Prepare and file (or coordinate the filing of) the Fund’s Form 24f-2.

!         Typesetting Services 2

•	Create financial compositions for the applicable financial report and related EDGAR files;
•	Maintain country codes, industry class codes, security class codes and state codes;
•	Map individual general ledger accounts into master accounts to be displayed in the applicable financial reports;
•	Create components that will specify the proper grouping and sorting for display of portfolio information;
•	Create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter);
•	Process, convert and load security and general ledger data;
•	Include data in financial reports provided from external parties to BNY Mellon which, includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, notes to financials, report of independent auditors, Fund management listing, service providers listing and Fund spectrums;
•	Document publishing, including sending word and excel files to a typesetter to produce print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout for production data for every successive reporting period);
•	Generate financial reports using the Vendor’s capabilities which include the following:

o front/back cover;

1 Requires “Typesetting Services” as described herein.

a table of contents;

a shareholder letter;

a Management Discussion and Analysis commentary;

a sector weighting graphs/tables;

a disclosure of Fund expenses;

a schedules of investments;

a statement of net assets;

a statements of assets and liabilities;

a statements of operation;

a statements of changes;

a statements of cash flows;

a financial highlights;

a notes to financial statements;

a report of independent registered public accounting firm;

a tax information; and

a additional Fund information as mutually agreed in writing between BNY Mellon and the Fund.

•	Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of the Fund and upon the mutual written agreement of BNY Mellon and the Fund as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the Vendor to change format or layout of reports from time to time.

TAX SERVICES

BNY Mellon shall provide the following tax services for the Fund:

•         Tax Provision Preparation

•	Prepare fiscal year-end tax provision analysis;
•	Process tax adjustments on securities identified by the Fund that require such treatment;
•	Prepare ROCSOP adjusting entries; and
•	Prepare financial statement footnote disclosures.

•         Excise Tax Distributions Calculations

•	Prepare calendar year tax distribution analysis;
•	Process tax adjustments on securities identified by the Fund that require such treatment; and
•	Prepare annual tax-based distribution estimate for the Fund.

•         Other Tax Services

•	Prepare for execution and filing, the federal and state income and excise tax returns;

•	Prepare year-end Investment Company Institute broker/dealer reporting and prepare fund distribution calculations disseminated to broker/dealers; and
•	Coordinate U.S.C. Title 26 Internal Revenue Code (“IRC”) §855 and excise tax distribution requirements.
•	Uncertain Tax Provisions
•	Documentation of all material tax positions taken by the Fund with respect to specified fiscal years and identified to BNY Mellon (“Tax Positions”);
•	Review of the Fund’s: (i) tax provision work papers, (ii) excise tax distribution work papers, (iii) income and excise tax returns, (iv) tax policies and procedures, and (v) Subchapter M compliance work papers;
•	Determine as to whether or not Tax Positions have been consistently applied, and documentation of any inconsistencies;
•	Review relevant statutory authorities;
•	Review tax opinions and legal memoranda prepared by tax counsel or tax auditors to the Fund;
•	Review standard mutual fund industry practices, to the extent such practices are known to, or may reasonably be determined by, BNY Mellon; and
•	Delivery of a written report to the applicable Fund detailing such items.

FUND ADMINISTRATION SERVICES

BNY Mellon shall provide the following fund administration services for the Fund:

•	Attend (telephonically) quarterly Board meetings to discuss Administrator’s report;
•	Establish appropriate expense accruals and compute expense ratios, maintain expense files and coordinate the payment of Fund approved invoices;
•	Calculate Fund approved income and per share amounts required for periodic distributions to be made by the applicable Fund;
•	Compute portfolio turnover rate for inclusion in the annual and semiannual shareholder reports.
•	Calculate total return information;
•	Coordinate the Fund’s annual audit;
•	Supply various normal and customary portfolio and Fund statistical data as requested on an ongoing basis; and

•	If the chief executive officer or chief financial officer of the Fund is required to provide a certification as part of the Fund’s Form N-Q or Form N-CSR filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, provide a sub-certification in support of certain matters set forth in the aforementioned certification. Such sub-certification is to be in such form and relating to such matters as agreed to by BNY Mellon in advance. BNY Mellon shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other law, rule or regulation.

COMPLIANCE SERVICES

BNY Mellon shall provide the following compliance services for the Fund:

•	In accordance with Instructions received from the Fund, and subject to portfolio limitations as provided by such Fund to BNY Mellon in writing from time to time, monitor such Fund’s compliance, on a post-trade basis, with such portfolio limitations, provided that BNY Mellon maintains in the normal course of its business all data necessary to measure the Fund’s compliance;
•	Test compliance by the Fund with its policies and restrictions as delineated in its Prospectus and the Investment Company Act of 1940. Test compliance with IRC quarterly and annual tests, including distributions, qualified income and diversification.
•	Perform for each Fund, the compliance tests as mutually agreed and which shall be specific to each Fund. The Compliance Summary Reports listing the results of such tests are subject to review and approval by Recon Capital or the Trust. Such Reports shall be provided to Recon Capital and the Trust at such times as Recon Capital and BNY Mellon may agree. From time to time Recon Capital or the Trust may request, and BNY Mellon will use commercially reasonable efforts to provide, preliminary calculations in advance of such final Reports.

REGULATORY ADMINISTRATION SERVICES

BNY Mellon shall provide the following regulatory administration services for the Fund:

•	Prepare and coordinate the filing of Forms N-CSR, N-Q, and N-PX, as applicable (with the Fund supplying the voting records in the format required by BNY Mellon);
•	Administratively assist the Fund in the handling of SEC examinations by providing requested documents in the possession of BNY Mellon that are on the SEC examination request list; and
•	38a-1 Compliance Support Services
•	Provide compliance policies and procedures related to certain services provided by BNY Mellon and, if mutually agreed, certain of the BNY Mellon Affiliates; summary procedures thereof; and periodic certification letters.